SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 27, 2011
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

	Delaware	1-16725	42-1520346
	(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
	of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 27, 2011, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended September 30, 2011. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 Third Quarter 2011 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	___/s/ Terrance J. Lillis _______
Name:	Terrance J. Lillis
Title:	Senior Vice President and Chief Financial
Officer

Date: October 27, 2011

EXHIBIT 99
Release:	On receipt, Oct. 27, 2011
Media contact:	Susan Houser, 515-248-2268, houser.susan@principal.com
Investor contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Announces Third Quarter 2011 Results

·	Third quarter 2011 operating earnings[1] of $192 million were down 12 percent from third quarter 2010; net income available to common shareholders was $64 million, a decrease of 55 percent from third quarter 2010.
·	Year-to-date operating earnings were $661 million, an increase of 5 percent over the same period in 2010; year-to-date net income available to common shareholders was $518 million, an increase of 11 percent over the same period in 2010.
·	Assets under management were $320.8 billion at the end of third quarter 2011, an increase of 5 percent compared to third quarter 2010.
·	Book value per share, excluding AOCI[2], increased to a record high of $29.59, up 7 percent over third quarter 2010 and 1 percent sequentially.

(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for third quarter
2011. The company reported operating earnings of $191.9 million for third quarter 2011, compared to $218.9 million for third quarter 2010. Operating earnings per diluted share (EPS) were $0.61 for third quarter 2011, compared to $0.68 for third quarter 2010. The company reported net income available to common stockholders of $63.7 million, or $0.20 per diluted share for third quarter 2011, compared to $142.2 million, or $0.44 per diluted share for third quarter 2010. Operating revenues for third quarter 2011 were $2,026.3 million compared to $1,986.7 million for the same period last year.

“Although operating earnings were negatively impacted by extreme market events, the momentum of our businesses remained strong in the third quarter,” said Larry D. Zimpleman, chairman, president and chief executive officer. “We expect full-year 2011 sales and net cash flows for fee-based businesses to be significantly improved from 2010.”

Added Terry Lillis, senior vice president and chief financial officer, “Our financial position remains strong giving us the flexibility to continue to invest for future growth, as well as return capital to shareholders. During the quarter, we completed our share repurchase programs, reducing our common shares outstanding by 9.1 million shares. In addition, today we announced a $0.70 per share common stock annual dividend, a 27 percent increase over 2010, further demonstrating our long-term commitment to shareholders.”

[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
[2] Accumulated Other Comprehensive Income

Key Highlights for the Third Quarter

· Strong sales in two key Retirement and Investor Services businesses in the third quarter, with $1.5 billion for Full Service Accumulation and $2.6 billion for Principal Funds, contributing to positive net cash flows of $350 million for Full Service Accumulation and $180 million for Principal Funds.
· Unaffiliated deposits of $5.6 billion in the quarter led to net cash flows of $1.2 billion for Principal Global
Investors.
· Principal International net cash flows of $700 million and $3.1 billion of operations acquired with our
HSBC Mexican AFORE acquisition in the quarter contributed to a record $54.5 billion of assets under management. (Reported assets under management do not include an additional $7.3 billion of assets managed by our Chinese joint venture.)
· Continued momentum in U.S. Insurance Solutions with $41 million of Individual Life sales and $66 million of Specialty Benefits sales.
· Strong capital position with an estimated risk based capital ratio of 455 percent at quarter end and approximately $1.8 billion of excess capital.[3]
· Principal Financial Group completed both Board authorized share repurchase programs and bought back 9.1 million shares of common stock in the third quarter at an average share price of $24.16, bringing the year-to-
date total number of shares repurchased to 16.8 million.

Net Income
Net income available to common stockholders of $63.7 million for third quarter 2011 reflects net realized capital losses of $63.7 million, which includes $30.0 million of losses related to credit gains and losses on sales and permanent impairments of fixed maturity securities, including $23.5 million of losses on commercial mortgage-backed securities.

Net income also reflects a $79.4 million after-tax loss resulting from the impact of a court ruling regarding some uncertain tax positions and the estimated obligation associated with the New York State Insurance
Department’s liquidation plan for Executive Life Insurance Company of New York.

Segment Highlights

Retirement and Investor Services
Segment operating earnings for third quarter 2011 were $128.6 million, compared to $147.4 million for the same period in 2010. Full Service Accumulation earnings were $71.0 million compared to $80.3 million for the same period a year ago, reflecting an $8.3 million after-tax increase in deferred policy acquisition cost
(DPAC) amortization expense due to negative equity market returns in the current quarter. Principal Fund’s earnings increased 47 percent from a year ago to $12.5 million, reflecting strong operating leverage on a 16 percent increase in average account values. Individual Annuities earnings were $15.0 million for third quarter
2011 compared to $31.9 million a year ago, reflecting a $10.5 million after-tax increase in DPAC amortization expense due to negative equity market returns in the current quarter. Bank and Trust Services earnings were up
26 percent from a year ago to $9.2 million due to margin improvement and expense management in the current quarter. Investment Only earnings were $11.5 million for third quarter 2011, compared to $13.9 million for the same period a year ago. The decline is primarily due to a 17 percent decrease in average account values, reflecting the company’s scale back of its institutional GIC and funding agreement business. Full Service Payout earnings increased 71 percent from the year ago quarter to $9.4 million in third quarter 2011 primarily due to more favorable mortality experience in the current quarter compared to the third quarter 2010.

[3] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a
350 percent NAIC risk based capital ratio for the life company.

Operating revenues for third quarter 2011 were $995.5 million compared to $997.0 million for the same period in 2010, as higher revenues for the accumulation businesses, which improved $42.2 million, or 6 percent, from the year ago quarter were offset by a $43.7 million decline in revenues for the guaranteed businesses.
Segment assets under management were $168.6 billion as of Sept. 30, 2011, compared to $168.8 billion as of Sept. 30, 2010.

Principal Global Investors
Segment operating earnings for third quarter 2011 were $19.1 million, a 27 percent increase compared to the year ago quarter, primarily due to the increase in revenue and operating leverage.
Operating revenues for third quarter were $132.9 million, compared to $118.0 million for the same period in 2010, primarily due to higher asset management and transaction fees.
Unaffiliated assets under management were $77.8 billion as of Sept. 30, 2011, compared to $76.2 billion as of Sept. 30, 2010 as we saw strong demand in several of our investment strategies.

Principal International
Segment operating earnings were $36.6 million in third quarter 2011, an 11 percent increase compared to the prior year quarter. The improvement was primarily due to the increase in assets under management.
Operating revenues were $220.2 million for third quarter 2011, compared to $200.1 million for the same period in 2010, primarily due to growth in assets under management.
Segment assets under management were a record $54.5 billion as of Sept. 30, 2011, up from $42.3 billion as of Sept. 30, 2010. This includes $5.6 billion of net cash flows over the trailing twelve months, or 13 percent of beginning of period assets under management and $3.1 billion from the HSBC AFORE acquisition in Mexico. Reported assets under management do not include an additional $7.3 billion of assets managed by our Chinese joint venture.

U.S. Insurance Solutions
Segment operating earnings for third quarter 2011 were $47.6 million, compared to $47.3 million for the same period in 2010. Specialty Benefits earnings were $21.8 million in third quarter 2011, down from
$24.7 million for the same period in 2010. The decrease was driven by a higher loss ratio in the current quarter compared to the year ago quarter, exhibiting normal quarterly volatility. Individual Life earnings were
$25.8 million in the third quarter, compared to $22.6 million in third quarter 2010 as the growth in the block of business was partially offset by $3.3 million after-tax of higher DPAC amortization expense due to negative equity market returns in the current quarter.

Segment operating revenues for third quarter 2011 were $734.3 million compared to $690.7 million for the same period a year ago due to higher premiums and fees in Individual Life and positive trends in both sales and client retention in Specialty Benefits.

Corporate
Operating losses for third quarter 2011 were $40.0 million compared to operating losses of $23.9 million in third quarter 2010 primarily due to lower variable investment income on excess capital at the holding company due to negative marks caused by widening of credit spreads.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate.
Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec. 31, 2010, and in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; continued difficult conditions in the global capital markets and the economy generally; continued volatility or further declines in the equity markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DPAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business, and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for
U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts
U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call

On Friday, Oct. 28, 2011 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry
Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:
· Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
· Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 13931944.
· Replay of the earnings call via telephone is available by dialing 855-859-2056 (U.S. and Canadian callers) or 404-537-3406 (International callers). The access code is 13931944. This replay will be available approximately two hours after the completion of the live earnings call through the end of day
November 4, 2011.
· Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at:
www.principal.com/investor.

The company's financial supplement and additional investment portfolio detail for third quarter 2011 is currently available at www.principal.com/investor, and may be referred to during the call.

About the Principal Financial Group
The Principal Financial Group Ò (The Principal ® )[4] is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, insurance, and banking through its diverse family of financial services companies. A member of the
Fortune 500, the Principal Financial Group has $320.8 billion in assets under management[5] and serves some
17.8 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United
States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol
PFG. For more information, visit www.principal.com.

Page 8

[4] "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
[5] As of Sept. 30, 2011

Summary of Segment and Principal Financial Group, Inc. Results

	Operating Earnings (Loss)* *in millions*			
	Three Months Ended,		*Nine Months Ended,*	
Segment	09/30/11	09/30/10	09/30/11	09/30/10
Retirement and Investor Services	$128.6	$147.4	$449.2	$433.4
Principal Global Investors	19.1	15.0	56.5	39.3
Principal International	36.6	33.1	102.6	106.0
U.S. Insurance Solutions	47.6	47.3	156.6	141.4
Corporate	(40.0)	(23.9)	(103.9)	(89.4)
Operating Earnings	**$191.9**	**$218.9**	**$661.0**	**$630.7**
Net realized capital losses, as adjusted	(63.7)	(30.9)	(94.9)	(156.9)
Other after-tax adjustments	(64.5)	(45.8)	(48.1)	(6.8)
Net income available to common stockholders	**$63.7**	**$142.2**	**$518.0**	**$467.0**
	Per Diluted Share			
	Three Months Ended,		*Nine Months Ended,*	
	09/30/11	09/30/10	09/30/11	09/30/10
Operating Earnings	**$0.61**	**$0.68**	**$2.06**	**$1.95**
Net realized capital losses, as adjusted	(0.21)	(0.10)	(0.30)	(0.48)
Other after-tax adjustments	(0.20)	(0.14)	(0.15)	(0.02)
Net income available to common stockholders	**$0.20**	**$0.44**	**$1.61**	**$1.45**
Weighted-average diluted common shares outstanding	**314.8**	**323.3**	**320.9**	**322.7**

***Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders**
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.

Page 9

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended,		Nine Months Ended,	
	9/30/11	9/30/10	9/30/11	9/30/10
Premiums and other considerations	$ 583.0	$ 551.6	$ 1,750.4	$ 1,654.0
Fees and other revenues	603.1	540.1	1,850.8	1,608.8
Net investment income	840.2	895.0	2,620.8	2,672.6
Total operating revenues	2,026.3	1,986.7	6,222.0	5,935.4
Benefits, claims and settlement expenses	1,051.7	1,065.0	3,021.5	3,194.5
Dividends to policyholders	52.2	53.2	158.7	164.7
Commissions	150.4	136.8	450.7	416.3
Capitalization of DPAC	(129.6)	(119.6)	(379.2)	(367.5)
Amortization of DPAC	113.0	37.2	447.9	142.7
Depreciation and amortization	15.8	15.3	52.3	51.5
Interest expense on corporate debt	30.0	30.1	92.2	89.6
Compensation and other	494.8	477.3	1,489.8	1,412.7
Total expenses	1,778.3	1,695.3	5,333.9	5,104.5
Operating earnings before tax, noncontrolling interest and preferred stock dividends	248.0	291.4	888.1	830.9
Less:				
Income tax	47.1	62.8	196.2	172.2
Operating earnings attributable to noncontrolling interest	0.8	1.5	6.2	3.3
Preferred stock dividends	8.2	8.2	24.7	24.7
Operating earnings	$ 191.9	$ 218.9	$ 661.0	$ 630.7
Net realized capital losses, as adjusted	(63.7)	(30.9)	(94.9)	(156.9)
Other after-tax adjustments	(64.5)	(45.8)	(48.1)	(6.8)
Net income available to common stockholders	$ 63.7	$ 142.2	$ 518.0	$ 467.0

Selected Balance Sheet Statistics

	Period Ended,		
	9/30/11	12/31/10	9/30/10
Total assets (in billions)	$ 143.3	$ 145.6	$ 143.5
Total common equity (in millions)	$ 9,438.3	$ 9,185.8	$ 9,353.5
Total common equity excluding accumulated other comprehensive income (in millions)	$ 9,029.1	$ 8,913.4	$ 8,876.7
End of period common shares outstanding (in millions)	305.1	320.4	320.3
Book value per common share	$ 30.94	$ 28.67	$ 29.20
Book value per common share excluding accumulated other comprehensive income	$ 29.59	$ 27.82	$ 27.71

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,		Nine Months Ended,
	9/30/11	9/30/10	9/30/11	9/30/10
Diluted Earnings Per Common Share:
Operating earnings	$ 0.61	$ 0.68	$ 2.06	$ 1.95
Net realized capital losses	(0.21)	(0.10)	(0.30)	(0.48)
Other after-tax adjustments	(0.20)	(0.14)	(0.15)	(0.02)
Net income available to common stockholders	$ 0.20	$ 0.44	$ 1.61	$ 1.45

Book Value Per Common Share Excluding Accumulated
Other Comprehensive Income:
Book value per common share excluding accumulated other
comprehensive income	$ 29.59	$ 27.71	$ 29.59	$ 27.71
Net unrealized capital gains	2.67	2.18	2.67	2.18
Foreign currency translation	(0.13)	0.01	(0.13)	0.01
Net unrecognized postretirement benefit obligations	(1.19)	(0.70)	(1.19)	(0.70)
Book value per common share including accumulated other
comprehensive income	$ 30.94	$ 29.20	$ 30.94	$ 29.20

Operating Revenues:
RIS	$ 995.5	$ 997.0	$ 3,057.4	$ 3,031.0
PGI	132.9	118.0	394.5	346.1
PI	220.2	200.1	653.8	569.4
USIS	734.3	690.7	2,246.6	2,070.1
Corporate	(56.6)	(19.1)	(130.3)	(81.2)
Total operating revenues	2,026.3	1,986.7	6,222.0	5,935.4
Net realized capital losses and related adjustments	(55.2)	(42.3)	(124.8)	(199.5)
Exited group medical insurance business	117.7	344.1	553.4	1,050.2
Total GAAP revenues	$ 2,088.8	$ 2,288.5	$ 6,650.6	$ 6,786.1

Operating Earnings:
RIS	$ 128.6	$ 147.4	$ 449.2	$ 433.4
PGI	19.1	15.0	56.5	39.3
PI	36.6	33.1	102.6	106.0
USIS	47.6	47.3	156.6	141.4
Corporate	(40.0)	(23.9)	(103.9)	(89.4)
Total operating earnings	191.9	218.9	661.0	630.7
Net realized capital losses	(63.7)	(30.9)	(94.9)	(156.9)
Other after-tax adjustments	(64.5)	(45.8)	(48.1)	(6.8)
Net income available to common stockholders	$ 63.7	$ 142.2	$ 518.0	$ 467.0

Net Realized Capital Gains (Losses):
Net realized capital losses, as adjusted	$ (63.7)	$ (30.9)	$ (94.9)	$ (156.9)
Certain derivative and hedging-related adjustments	25.4	20.5	73.2	69.8
Amortization of DPAC and sale inducement costs	55.0	26.7	47.1	71.3
Certain market value adjustments of embedded derivatives	(0.9)	(0.9)	(64.7)	(6.7)
Capital gains (losses) distributed	(9.7)	(0.1)	2.0	2.2
Tax impacts	(29.5)	(34.7)	(44.9)	(111.1)
Noncontrolling interest capital gains (losses)	(6.4)	(0.6)	30.4	4.1
Recognition of front-end fee revenues	(0.9)	(1.2)	0.5	(5.2)
Certain market value adjustments to fee revenues	-	2.3	0.1	2.3
Net realized capital gains (losses) associated with exited group
medical insurance business	-	(1.8)	0.2	(2.4)
GAAP net realized capital losses	$ (30.7)	$ (20.7)	$ (51.0)	$ (132.6)

Other After-Tax Adjustments:
Exited group medical insurance business	$ 14.9	$ (45.8)	$ 50.8	$ 1.0
Court ruling regarding some uncertain tax positions	(68.9)	-	(68.9)	-
ELNY liquidation provision estimated obligation	(10.5)	-	(10.5)	-
Contribution to PFG Foundation	-	-	(19.5)	-
Tax impact of healthcare reform	-	-	-	(7.8)
Total other after-tax adjustments	$ (64.5)	$ (45.8)	$ (48.1)	$ (6.8)